     DISCOVERY COMMUNICATIONS REPORTS FULL YEAR AND FOURTH QUARTER 2011 RESULTS

Full Year 2011 Financial Highlights:

·	Revenues increased 12% to $4.235 billion

·	Adjusted OIBDA increased 13% to $1.914 billion

·	Net income from continuing operations increased 75% to $1.134 billion

·	Free cash flow increased 68% to $1.042 billion

·	Repurchased 27.2 million shares for an aggregate purchase price of $997 million

Silver Spring, Maryland – February 16, 2012: Discovery Communications, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the full year and fourth quarter ended December 31, 2011.

David Zaslav, Discovery’s President and Chief Executive Officer said, “Discovery’s strong 2011 results and operating momentum exemplify the power and universal appeal of our non-fiction programming, as well as the opportunities inherent in the global distribution platform Discovery has built over the last 27 years. Through our continued focus on creating high-quality programming and leveraging that content around the globe, as well as across a growing number of digital and consumer platforms, we were able to take additional share of a strong global advertising market, build new brands and create additional growth drivers across our portfolio. Heading into 2012 we remain focused on taking market share globally while delivering value to our shareholders through sustained financial results and capital returns.”

Fourth Quarter Results

Fourth quarter revenues of $1,122 million increased $107 million, or 11%, over the fourth quarter a year ago, led by 11% growth at U.S. Networks and 12% growth at International Networks. Adjusted Operating Income Before Depreciation and Amortization (1) (“OIBDA”) grew 8% to $498 million, including $20 million of additional content costs in the quarter due to changes in amortization rates at several networks and higher impairment charges, as well as $12 million in adverse foreign currency impact.

Fourth quarter net income from continuing operations available to Discovery Communications, Inc. stockholders of $336 million ($0.86 per diluted share) increased $142 million compared to $194 million ($0.45 per diluted share) for the fourth quarter a year ago. The current quarter results reflect the strong operating performance as well as $109 million in lower taxes primarily due to the recognition of foreign tax credits as a result of a reorganization of certain international operations, partially offset by a $20 million impairment charge related to our commerce operations.

Free cash flow was $324 million for the fourth quarter, an increase of $121 million from the fourth quarter of 2010, due to increased operating performance as well as lower net tax and long-term incentive compensation payments. Free cash flow is defined as cash provided by operating activities less acquisitions of property and equipment.

(1) See the definition of Adjusted Operating Income Before Depreciation and Amortization on page 6.

Full Year Results

Full year 2011 revenues of $4,235 million increased $462 million, or 12%, over 2010 revenues, primarily driven by 11% growth at U.S. Networks and 16% growth at International Networks. Adjusted OIBDA grew 13% to $1,914 million, driven by a 10% increase at U.S. Networks and an 18% increase at International Networks. The domestic results included significant additional licensing revenues under an extended and expanded licensing agreement partially offset by increased content costs from higher impairment charges and changes in amortization rates at several networks.

Full year 2011 net income from continuing operations available to Discovery Communications, Inc. stockholders of $1,133 million ($2.80 per diluted share) increased $503 million compared to $630 million ($1.47 per diluted share) a year ago. The current year results primarily reflect the strong operating performance, a gain of $102 million, net of tax, as a result of contributing the domestic Discovery Health network to the OWN: Oprah Winfrey Network (“OWN”) joint venture, $99 million of lower expense from the change in the fair value of mark-to-market share-based compensation and $137 million in lower taxes, primarily due to the recognition of foreign tax credits. The increase also reflects a $136 million loss on the early extinguishment of debt and termination of interest rate swaps included in the prior year.

Free cash flow was $1,042 million for the full year, an increase of $423 million from full year 2010, due to increased operating performance as well as lower net tax, interest and long-term incentive compensation payments, partially offset by higher working capital and content investments. The prior year included payments of $138 million for the early extinguishment of debt and termination of interest rate swaps.

SEGMENT RESULTS

(dollars in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,

	2011	2010	Change	2011	2010	Change

Revenues:
U.S. Networks	$ 677	$612	11%	$ 2,619	$ 2,363	11%
International Networks	401	358	12%	1,455	1,251	16%
Education and Other	45	45	—	162	153	6%
Corporate and Eliminations	(1)	—	NM	(1)	6	(117%)

Total Revenues	$ 1,122	$1,015	11%	$ 4,235	$ 3,773	12%

Adjusted OIBDA:
U.S. Networks	$ 388	$347	12%	$ 1,495	$ 1,365	10%
International Networks	172	161	7%	645	545	18%
Education and Other	7	8	(13%)	23	15	53%
Corporate and Eliminations	(69)	(55)	(25%)	(249)	(226)	(10%)

Total Adjusted OIBDA	$ 498	$461	8%	$ 1,914	$ 1,699	13%

U.S. Networks
(dollars in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,

	2011	2010	Change	2011	2010	Change

Revenues:
Distribution	$282	$264	7%	$ 1,180	$1,054	12%
Advertising	364	323	13%	1,337	1,222	9%
Other	31	25	24%	102	87	17%

Total Revenues	$677	$612	11%	$ 2,619	$2,363	11%

Adjusted OIBDA	$388	$347	12%	$ 1,495	$1,365	10%
Adjusted OIBDA Margin	57%	57%		57%	58%
Fourth Quarter Results

U.S. Networks’ revenues in the fourth quarter of 2011 increased 11% to $677 million primarily driven by advertising and distribution revenue growth. Advertising revenue increased 13% due to higher pricing and increased sellouts, reduced by the absence of $11 million due to the removal of Discovery Health following its contribution into the OWN joint venture on January 1, 2011 partially offset by non-recurring items. Distribution revenue grew 7% from higher rates and subscriber growth primarily from networks carried on the digital tier, as well as from additional licensing revenues, partially offset by $4 million due to the absence of Discovery Health. Excluding Discovery Health from the 2010 results and the non-recurring advertising revenue items, advertising revenues grew 17% and distribution revenues grew 8% compared with the fourth quarter a year ago.

Adjusted OIBDA increased 12% to $388 million primarily reflecting the 11% revenue growth partially offset by 10% higher operating expenses, which included an additional $16 million in content costs due to a change in amortization rates at certain networks and higher content impairment charges versus the fourth quarter a year ago. Excluding the non-recurring revenue items, additional content costs and Discovery Health from the 2010 results, Adjusted OIBDA increased 17% as the revenue growth was partially offset by higher operating expenses primarily due to higher content amortization.

Full Year Results

U.S. Networks’ revenues for the full year 2011 increased 11% to $2,619 million primarily driven by distribution and advertising revenue growth. Distribution revenue grew 12% largely from $81 million of additional licensing revenue from the delivery of selected library titles under an extended and expanded licensing agreement as well as from higher rates and subscriber growth primarily from networks carried on the digital tier, partially offset by $15 million due to the absence of Discovery Health. Advertising revenue increased 9% primarily due to increased pricing and higher sellouts, reduced by the absence of $49 million due to the removal of Discovery Health following its contribution into the OWN joint venture on January 1, 2011 partially offset by non-recurring items. Excluding the additional revenue in the current year from the expanded licensing agreement, the impact of the non-recurring advertising revenue items and Discovery Health from the 2010 results, total revenues grew 11%, and advertising revenues and distribution revenues grew 14% and 6% respectively compared with the full year 2010 results.

Adjusted OIBDA increased 10% to $1,495 million primarily reflecting the 11% revenue growth partially offset by 13% higher operating expenses, which included $24 million of additional content costs versus a year ago due to higher content impairment charges and changes in amortization rates at several networks as well as $13 million in expenses associated with the expanded licensing agreement. Excluding the non-recurring revenue items, additional content costs and impact from the expanded licensing agreement in the current year, as well as Discovery Health from the 2010 results, Adjusted OIBDA increased 8% as the revenue growth was partially offset by increased operating expenses primarily due to higher content amortization and selling, general and administrative costs.

International Networks
(dollars in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,

	2011	2010	Change	2011	2010	Change

Revenues:
Distribution	$225	$205	10%	$ 890	$778	14%
Advertising	160	136	18%	514	422	22%
Other	16	17	(6%)	51	51	—

Total Revenues	$401	$358	12%	$ 1,455	$1,251	16%

Adjusted OIBDA	$172	$161	7%	$ 645	$545	18%
Adjusted OIBDA Margin	43%	45%		44%	44%

Fourth Quarter Results

International Networks’ revenues for the fourth quarter increased 12% to $401 million primarily led by advertising revenue growth of 18% and distribution revenue growth of 10%. Excluding the impact of foreign currency fluctuations, revenues increased 13% led by 19% advertising revenue growth, primarily from higher pricing across all regions as well as from increased viewership at new and rebranded networks. Distribution revenue in local currency terms was up 11% during the fourth quarter, mainly from increased subscribers across all regions.

Adjusted OIBDA increased 7% to $172 million reflecting the 12% revenue growth, partially offset by a 16% increase in operating expenses which included content impairment charges in Latin America. Excluding the impact of foreign currency and increased impairment charges, Adjusted OIBDA grew 17% as the 13% revenue growth was partially offset by higher operating expenses primarily due to increased content amortization and personnel costs.

Full Year Results

International Networks’ revenues for the full year 2011 increased 16% to $1,455 million primarily led by distribution revenue growth of 14% and advertising revenue growth of 22%. Excluding the impact of foreign currency fluctuations, revenues increased 13% led by 11% distribution revenue growth, mainly from increased subscribers across all regions. Advertising revenue in local currency terms was up 18% for full year 2011 primarily from higher pricing across all regions as well as from increased viewership at new and rebranded networks.

Adjusted OIBDA increased 18% to $645 million reflecting the 16% revenue growth, partially offset by a 15% increase in operating expenses. Excluding the impact of foreign currency, Adjusted OIBDA growth remained at 18% as the 13% revenue growth was partially offset by a 9% increase in operating expenses primarily due to higher content amortization and increased selling, general and administrative costs.

Education and Other
(dollars in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,

	2011	2010	Change	2011	2010	Change

Revenues	$45	$45	—	$162	$153	6%
Adjusted OIBDA	$7	$8	(13%)	$23	$15	53%
Adjusted OIBDA Margin	16%	18%		14%	10%

Fourth Quarter Results

Education and Other fourth quarter revenues were in-line with a year ago. Adjusted OIBDA decreased slightly compared to the fourth quarter of 2010 primarily due to investment in digital textbook initiatives.

Full Year Results

Education and Other full year 2011 revenues increased $9 million and Adjusted OIBDA increased $8 million, primarily driven by higher Education revenue from growth in corporate partnerships, higher school streaming volumes and assessment services for our education business.

Corporate and Eliminations

Adjusted OIBDA decreased $14 million when compared to the fourth quarter a year ago and decreased $23 million compared to full year 2011, primarily due to stock-based compensation expense.

STOCK REPURCHASE

During the quarter, the Company pursuant to its existing stock repurchase program repurchased 7.00 million shares of its Series C common stock at an average price of $37.82 per share for an aggregate purchase price of approximately $265 million. For the full year 2011, the Company repurchased a total of 27.16 million shares of its Series C common stock at an average price of $36.70 per share totaling approximately $997 million.

From January 1, 2012 through February 15, 2012, the Company repurchased 2.90 million shares of its Series C common stock for approximately $114 million.

The Company has repurchased 33.05 million shares of Series C common stock under its $2.0 billion stock repurchase plan to date at an aggregate price of approximately $1.22 billion. Under the stock repurchase program, management is authorized to purchase shares from time to time through open market purchases at prevailing prices or privately negotiated transactions, subject to market conditions and other factors.

OTHER ITEMS

The Company has expanded the components of distribution revenue reported in its financial statements to include content arrangements and other subscription services for content. Accordingly, prior period financial information has been reclassified so that the basis of the presentation is consistent with that of the 2011 financial information.

FULL YEAR 2012 OUTLOOK

For the full year ending December 31, 2012, Discovery Communications, Inc. expects total revenue between $4.450 billion and $4.575 billion, Adjusted OIBDA between $2.050 billion and $2.150 billion, and net income available to Discovery Communications, Inc. stockholders of $975 million to $1.075 billion. Our outlook incorporates current foreign exchange rates for revenues and expenses and the current share price for mark-to-market stock-based compensation calculations.

NON-GAAP FINANCIAL MEASURES Adjusted OIBDA and Free Cash Flow

In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA and free cash flow. The Company evaluates the operating performance of its segments based on financial measures such as revenues and adjusted operating income before depreciation and amortization (“Adjusted OIBDA”). Adjusted OIBDA is defined as revenues less costs of revenues and selling, general and administrative expenses excluding: (i) mark-to-market stock-based compensation, (ii) depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) exit and restructuring charges, (v) certain impairment charges, and (vi) gains (losses) on business and asset dispositions. The Company uses this measure to assess operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses and also provides investors a measure to analyze the operating performance of each segment against historical data. The Company excludes mark-to-market stock-based compensation, exit and restructuring charges, certain impairment charges, and gains (losses) on business and asset dispositions from the calculation of Adjusted OIBDA due to their volatility or non-recurring nature. The Company also excludes depreciation of fixed assets and amortization of intangible assets and deferred launch incentive, as these amounts do not represent cash payments in the current reporting period.

The Company defines free cash flow as cash provided by operating activities less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders.

Adjusted OIBDA and free cash flow are non-GAAP measures, and should be considered in addition to, but not as a substitute for, operating income, net income, cash flows provided by operating activities and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules beginning on page 11 for reconciliations to GAAP measures.

Conference Call Information

Discovery Communications, Inc. will host a conference call today at 8:30 a.m. ET to discuss its full year and fourth quarter results. To listen to the call, visit http://www.discoverycommunications.com or dial 1-800-901-5217 inside the U.S. and 1-617-786-2964 outside of the U.S., using the following passcode: 99332872.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof, and the Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 18, 2011.

Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, the full year 2012 outlook and plans for stock repurchases. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:
Corporate Communications	Investor Relations
Michelle Russo (240) 662-2901	Craig Felenstein (212) 548-5109
michelle_russo@discovery.com	craig_felenstein@discovery.com

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2011	2010	2011	2010

Revenues:
Distribution	$507	$469	$ 2,070	$1,832
Advertising	524	460	1,852	1,645
Other	91	86	313	296

Total revenues	1,122	1,015	4,235	3,773

Costs and expenses:
Costs of revenues, excluding depreciation and amortization	330	291	1,233	1,073
Selling, general and administrative	319	291	1,183	1,185
Depreciation and amortization	29	32	119	130
Restructuring and impairment charges	23	7	30	25
Gains on dispositions	—	—	(129)	—

Total costs and expenses	701	621	2,436	2,413

Operating income	421	394	1,799	1,360

Interest expense, net	(54)	(48)	(208)	(203)
Loss on extinguishment of debt	—	—	—	(136)
Other expense, net	(22)	(29)	(32)	(86)

Income from continuing operations before income taxes	345	317	1,559	935
Provision for income taxes	(8)	(117)	(425)	(288)

Income from continuing operations, net of taxes	337	200	1,134	647
(Loss) income from discontinued operations, net of taxes	—	(3)	(1)	22

Net income	337	197	1,133	669
Net income attributable to noncontrolling interests	(1)	(6)	(1)	(16)

Net income attributable to Discovery Communications, Inc.	336	191	1,132	653
Stock dividends to preferred interests	—	—	—	(1)

Net income available to Discovery Communications, Inc.
stockholders	$336	$191	$ 1,132	$652

Income per share from continuing operations available to
Discovery Communications, Inc. stockholders:
Basic	$ 0.86	$0.46	$ 2.82	$1.48

Diluted	$ 0.86	$0.45	$ 2.80	$1.47

(Loss) income per share from discontinued operations
available to Discovery Communications, Inc. stockholders:
Basic	$—	$(0.01)	$ —	$0.05

Diluted	$—	$(0.01)	$ —	$0.05

Net income per share available to Discovery
Communications, Inc. stockholders:
Basic	$ 0.86	$0.45	$ 2.82	$1.53

Diluted	$ 0.86	$0.45	$ 2.80	$1.52

Weighted average shares outstanding:
Basic	391	422	401	425

Diluted	393	428	405	429

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions)

	December 31,	December 31,
	2011	2010

ASSETS
Current assets:
Cash and cash equivalents	$1,048		$466
Receivables, net	1,042		880
Content rights, net	93		83
Deferred income taxes	73		81
Prepaid expenses and other current assets	175		225

Total current assets	2,431		1,735

Noncurrent content rights, net	1,302		1,245
Property and equipment, net	379		399
Goodwill	6,291		6,434
Intangible assets, net	571		605
Equity method investments	807		455
Other noncurrent assets	132		146

Total assets	$11,913		$11,019

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$53		$87
Accrued liabilities	482		393
Deferred revenues	113		114
Current portion of stock-based compensation liabilities	27		118
Current portion of long-term debt	26		20
Other current liabilities	45		53

Total current liabilities	746		785

Long-term debt	4,219		3,598
Deferred income taxes	337		304
Other noncurrent liabilities	92		99

Total liabilities	5,394		4,786

Equity:
Preferred stock	2		2
Common stock	3		3
Additional paid-in capital	6,505		6,358
Treasury stock, at cost: 30 and 3 Series C common shares at 2011 and 2010,
respectively	(1,102)		(105)
Retained earnings	1,132		—
Accumulated other comprehensive loss	(23)		(33)

Total Discovery Communications, Inc. stockholders’ equity	6,517		6,225
Noncontrolling interests	2		8

Total equity	6,519		6,233

Total liabilities and equity	$11,913		$11,019

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Twelve Months Ended December 31,

2011		2010

OPERATING ACTIVITIES
Net income	$1,133	$669
Adjustments to reconcile net income to cash provided by operating activities:
Stock-based compensation	99	182
Depreciation and amortization	119	132
Content amortization and impairment expense	846	715
Gains on dispositions	(129)	(9)
Equity in losses and distributions from investee companies	65	72
Other, net	109	58
Changes in operating assets and liabilities:
Receivables, net	(179)	(81)
Content rights	(884)	(774)
Accounts payable and accrued liabilities	6	(1)
Stock-based compensation liabilities	(126)	(158)
Income tax receivable	72	(107)
Other, net	(31)	(30)

Cash provided by operating activities	1,100	668

INVESTING ACTIVITIES
Purchases of property and equipment	(58)	(49)
Business acquisitions, net of cash acquired	(26)	(38)
Proceeds from dispositions, net	—	24
Investment proceeds	21	—
Investments in, advances to and payments on behalf of equity investees	(151)	(127)

Cash used in investing activities	(214)	(190)

FINANCING ACTIVITIES
Borrowings from long term debt, net of discounts and issuance costs	639	2,970
Principal repayments of long-term debt	—	(2,883)
Principal repayments of capital lease obligations	(20)	(10)
Repurchases of common and preferred stock	(997)	(605)
Purchase of noncontrolling interests	—	(148)
Cash distributions to noncontrolling interests	(7)	(31)
Proceeds from stock option exercises	60	47
Excess tax benefits from stock-based compensation	28	19

Cash used in financing activities	(297)	(641)

Effect of exchange rate changes on cash and cash equivalents	(7)	6

NET CHANGE IN CASH AND CASH EQUIVALENTS	582	(157)
Cash and cash equivalents, beginning of period	466	623

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,048	$466

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

		Three Months Ended December 31, 2011

	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Stock-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income

U.S. Networks	$388	$ (3)	$ (3)	$—	$(21)	$361
International Networks	172	(10)	(10)	—	(1)	151
Education and Other	7	(1)	—	—	—	6
Corporate and Eliminations	(69)	(15)	—	(12)	(1)	(97)

Total	$498	$ (29)	$ (13)	$(12)	$(23)	$421

		Three Months Ended December 31, 2010

	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Stock-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income

U.S. Networks	$347	$ (5)	$ (1)	$—	$(3)	$338
International Networks	161	(10)	(9)	—	(3)	139
Education and Other	8	(1)	—	—	—	7
Corporate and Eliminations	(55)	(16)	—	(18)	(1)	(90)

Total	$461	$ (32)	$ (10)	$(18)	$(7)	$394

(a)	For the three months ended December 31, 2011, amounts represent asset impairments of $20 million and restructuring charges of $3 million. For the three months ended December 31, 2010, amounts represent restructuring charges of $7 million.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

		Twelve Months Ended December 31, 2011

	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Stock-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income

U.S. Networks	$ 1,495	$ (15)	$ (10)	$—	$ 105	$ 1,575
International Networks	645	(43)	(42)	—	(3)	557
Education and Other	23	(5)	—	—	—	18
Corporate and Eliminations	(249)	(56)	—	(43)	(3)	(351)

Total	$ 1,914	$ (119)	$ (52)	$(43)	$ 99	$ 1,799

		Twelve Months Ended December 31, 2010

	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Stock-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income

U.S. Networks	$ 1,365	$ (21)	$ (7)	$—	$ (3)	$ 1,334
International Networks	545	(39)	(35)	—	(9)	462
Education and Other	15	(6)	—	—	(11)	(2)
Corporate and Eliminations	(226)	(64)	—	(142)	(2)	(434)

Total	$ 1,699	$ (130)	$ (42)	$ (142)	$ (25)	$ 1,360

(a)	For the twelve months ended December 31, 2011 amounts represent a pre-tax gain of $129 million as a result of contributing Discovery Health to the OWN joint venture, asset impairments of $20 million and restructuring charges of $10 million. For the twelve months ended December 31, 2010 amounts represent asset impairments of $11 million and restructuring charges of $14 million.

	DISCOVERY COMMUNICATIONS, INC.
	SUPPLEMENTAL FINANCIAL DATA
		(unaudited; in millions)

CALCULATION OF FREE CASH FLOW

	Three Months Ended December 31,			Twelve Months Ended December 31,

	2011	2010	Change	2011	2010	Change

Cash provided by operating activities	$340	$223	$117	$ 1,100	$668	$432
Acquisition of property and equipment	(16)	(20)	4	(58)	(49)	(9)

Free cash flow	$324	$203	$121	$ 1,042	$619	$423

RECONCILIATION OF 2012 OUTLOOK TO GAAP MEASURES

	Full Year 2012

Net income available to Discovery Communications, Inc. stockholders	$ 975	To	$1,075
Interest expense, net	230	To	220
Depreciation and amortization	115	To	105
Other expense, including amortization of deferred launch incentives, mark-to-market stock-based	730	To	750
compensation, asset impairment, exit and restructuring costs, gains (losses) on business disposition, gains (losses) on sale of securities, equity earnings (losses) in unconsolidated affiliates, unrealized and realized gains (losses) from derivatives, income tax expense, net loss
(income) attributable to noncontrolling interests, and stock dividends to preferred interests

Adjusted OIBDA	$ 2,050	To	$2,150

NET INCOME AVAILABLE TO DISCOVERY COMMUNICATIONS, INC. STOCKHOLDERS

		Three Months		Twelve Months
	Ended December 31,			Ended December 31,

	2011	2010		2011	2010

Income from continuing operations, net of taxes		$337 $	200	$1,134 $	647
Net income attributable to noncontrolling interests		(1)	(6)	(1)	(16)
Stock dividends to preferred interests		—	—	—	(1)

Net income from continuing operations available to Discovery
Communications, Inc. stockholders		336	194	1,133	630
(Loss) income from discontinued operations, net of taxes		—	(3)	(1)	22

Net income available to Discovery Communications, Inc.				$
stockholders		$336 $	191	1,132 $	652

	DISCOVERY COMMUNICATIONS, INC.
	SUPPLEMENTAL FINANCIAL DATA
	SELECTED FINANCIAL DETAIL
	(unaudited; in millions)

BORROWINGS
				December 31, 2011

3.70% Senior Notes, semi-annual interest, due June 2015				$850
5.625% Senior Notes, semi-annual interest, due August 2019				500
5.05% Senior Notes, semi-annual interest, due June 2020				1,300
4.375% Senior Notes, semi-annual interest, due June 2021				650
6.35% Senior Notes, semi-annual interest, due June 2040				850
Capital lease obligations				106

Total long-term debt				4,256
Unamortized discount				(11)

Long-term debt, net				4,245
Current portion of long-term debt				(26)

Noncurrent portion of long-term debt				$4,219

STOCK-BASED COMPENSATION
			December 31, 2011

	Total Units	Weighted	Vested Units	Weighted
Long-Term	Outstanding	Average	Outstanding	Average
Incentive Plans	(in millions)	Grant Price	(in millions)	Grant Price

Discovery Appreciation Plan	5.5	$31.44	——	$——

Stock Appreciation Rights	0.1	26.93	——	——

Stock Options	12.7	22.52	5.1	18.22

Performance-based Restricted Stock Units	1.5	35.49	——	——

Service-based Restricted Stock Units	0.7	35.44	——	——

Total Stock-based Compensation Plans	20.5	$26.32	5.1	$18.22

SHARE COUNT ROLL FORWARD	Common	Preferred	Total

(Basic shares, in millions)
Total shares outstanding as of December 31, 2010	283.76	127.46	411.22
Shares repurchased	(27.16)	——	(27.16)
Shares issued – stock-based compensation	3.77	——	3.77

Total shares outstanding as of December 31, 2011	260.37	127.46	387.83